Exhibit 5.1

September 24, 2012

Celldex Therapeutics, Inc.

119 Fourth Avenue

Needham, Massachusetts 02494

Re:                               Sale of Common Stock registered pursuant to

Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Celldex Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-165899) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Prospectus Supplement filed pursuant to Rule 424(b) under the Act, dated September 20, 2012 (the “Prospectus Supplement”), relating to the sale by the Company of shares of its common stock, par value $0.001 per share (the “Common Stock”) having an aggregate offering price of up to $44.0 million.

We understand that the Common Stock is to be issued by the Company and sold by Cantor Fitzgerald & Co. (“Cantor”), as described in the Registration Statement and Prospectus Supplement, pursuant to the Sales Agreement dated January 6, 2011, as amended by Amendment No. 1 thereto dated as of September 20, 2012 (as amended, the “Sales Agreement”) between the Company and Cantor.  The Sales Agreement, dated January 6, 2011, was previously filed as Exhibit 10.1.3 to our Current Report on Form 8-K filed with the Commission on January 6, 2011 and Amendment No. 1 to the Sales Agreement dated September 20, 2012 was filed with the Commission as Exhibit 10.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

In connection with this opinion, we have examined the Registration Statement and the Prospectus Supplement.  In addition, we have reviewed such corporate records and documents and made such examination of law as we have deemed appropriate to give the opinions expressed below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on the representations and warranties set forth in the Sales Agreement and certificates of officers of the Company.  In making our examination, we have assumed that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.

We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the issuance and sale of the Common Stock has been duly authorized and, upon the issuance and sale of the Common Stock in accordance with the Sales Agreement, and as described in the Registration Statement and the Prospectus Supplement, the Common Stock will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the federal laws of the United States and to the Delaware General Corporation Law.  We express no opinion as to the effect of the law of any other jurisdiction.  Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement.  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lowenstein Sandler PC

[Signature Page of Lowenstein Sandler 5.1 Opinion]